SOUTHERN STATES BANCSHARES, INC.	615 Quintard Avenue / Anniston, AL 36201 / (256) 241-1092

Southern States Bancshares, Inc. Announces Second Quarter 2024 Financial Results

Second Quarter 2024 Performance and Operational Highlights
•Net income of $8.2 million, or $0.90 per diluted share

•Core net income(1) of $9.1 million, or $1.00 per diluted share(1)

•Net interest income of $21.6 million, an increase of $740,000 from the prior quarter

•Net interest margin (“NIM”) of 3.56%, down 3 basis points from the prior quarter

•NIM of 3.57% on a fully-taxable equivalent basis (“NIM - FTE”)(1)

•Return on average assets (“ROAA”) of 1.29%; return on average stockholders’ equity (“ROAE”) of 14.55%; and return on average tangible common equity (“ROATCE”)(1) of 15.79%

•Core ROAA(1) of 1.43%; and core ROATCE(1) of 17.44%

•Efficiency ratio of 49.78%; and core efficiency ratio of 44.75%

•Linked-quarter loans grew 10.3% annualized

•Linked-quarter total deposits grew 12.6% annualized

•Linked-quarter total deposits, excluding brokered deposits, grew 15.2% annualized

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

ANNISTON, Ala., July 22, 2024 – Southern States Bancshares, Inc. (NASDAQ: SSBK) (“Southern States” or the “Company”), the holding company for Southern States Bank, an Alabama state-chartered commercial bank (the “Bank”), today reported net income of $8.2 million, or $0.90 diluted earnings per share, for the second quarter of 2024. This compares to net income of $8.1 million, or $0.90 diluted earnings per share, for the first quarter of 2024, and net income of $8.8 million, or $0.98 diluted earnings per share, for the second quarter of 2023. The Company reported core net income of $9.1 million, or $1.00 diluted core earnings per share, for the second quarter of 2024. This compares to core net income of $8.1 million, or $0.90 diluted core earnings per share, for the first quarter of 2024, and core net income of $7.1 million, or $0.79 diluted core earnings per share, for the second quarter of 2023 (see “Reconciliation of Non-GAAP Financial Measures”).

CEO Commentary

Mark Chambers, Chief Executive Officer and President of Southern States said, “We generated consistent growth in the second quarter with continued progress in business development adding high-quality loans and core deposits. We are seeing well-balanced loan growth across all our major areas of lending. Our total loan growth of 10.3% (annualized from the prior quarter) and total deposit growth of 12.6% reflected our ability to perform well through economic cycles.”
“We continue to be a high-performing bank with strong profitability metrics including ROATCE of 15.79%. Effective expense management resulted in our second highest core efficiency ratio of 44.75%.”
“Consistent with our prudent approach to risk management, we have a strong and durable foundation with high levels of capital reserves and strong credit quality. The addition of CBB Bancorp, which we expect to close on August 1, will strengthen our platform, drive loan and deposit growth, and expand our franchise in growing and attractive Georgia markets. Our two organizations are culturally aligned with a ‘Customer First’ mindset and we are excited to realize all the synergies that will benefit our customers, employees, shareholders, and the communities we serve.”

Net Interest Income and Net Interest Margin

	Three Months Ended			% Change June 30, 2024 vs.
	June 30, 2024	March 31, 2024	June 30, 2023	March 31, 2024	June 30, 2023
	(Dollars in thousands)

Average interest-earning assets	$2,440,425	$2,336,369	$2,091,998	4.5%	16.7%
Net interest income	$21,579	$20,839	$19,432	3.6%	11.0%
Net interest margin	3.56%	3.59%	3.73%	(3) bps	(17)	bps

Net interest income for the second quarter of 2024 was $21.6 million, an increase of 3.6% from $20.8 million in the first quarter of 2024. The increase was primarily driven by a higher yield on interest-earning assets resulting from growth at higher interest rates, which more than offset a higher cost of interest-bearing deposits due to both higher interest rates and competition.

Relative to the second quarter of 2023, net interest income increased $2.1 million, or 11.0%. The increase was mainly driven by growth, which offset the slight decline in net interest margin.

Net interest margin for the second quarter of 2024 was 3.56%, compared to 3.59% for the first quarter of 2024. The decrease was primarily due to an increase in the cost of interest-bearing deposits, which was greater than the increase in the yield on interest-earning assets.

Relative to the second quarter of 2023, net interest margin decreased from 3.73%. The decrease was primarily the result of the increase in interest rates, which accelerated the cost of interest-bearing liabilities at a greater pace than the yield received on interest-earning assets. A shift from noninterest-bearing deposits into interest-bearing deposits also had a negative impact on net interest margin.

Noninterest Income

	Three Months Ended			% Change June 30, 2024 vs.
	June 30, 2024	March 31, 2024	June 30, 2023	March 31, 2024	June 30, 2023
	(Dollars in thousands)

Service charges on deposit accounts	$462	$463	$456	(0.2)%	1.3%
Swap fees	4	15	173	(73.3)%	(97.7)%
SBA/USDA fees	58	64	66	(9.4)%	(12.1)%
Mortgage origination fees	92	96	188	(4.2)%	(51.1)%
Net gain (loss) on securities	20	(12)	(45)	(266.7)%	(144.4)%
Employee retention credit and related revenue (“ERC”)	—	—	5,100	N/A	N/A
Other operating income	732	642	924	14.0%	(20.8)%
Total noninterest income	$1,368	$1,268	$6,862	7.9%	(80.1)%

Noninterest income for the second quarter of 2024 was $1.4 million, an increase of 7.9% from $1.3 million in the first quarter of 2024. The increase primarily reflected the purchase of additional bank owned life insurance (“BOLI”) that resulted in increased BOLI income, a realized net gain on securities during the second quarter of 2024 compared to a net loss on securities during the first quarter of 2024, and an increase in interchange fees.

Relative to the second quarter of 2023, noninterest income decreased 80.1% from $6.9 million. In the second quarter of 2023, the Company received $5.1 million in ERC from the Internal Revenue Service (“IRS”), which was subsequently returned in the third quarter of 2023 as a result of revised IRS eligibility guidelines. Other operating income decreased as a result of the Company receiving less nonrecurring income from a third party during the second quarter of 2024. In addition, there was a decline in swap fees during the second quarter of 2024, substantially as a result of the Company not participating in any swap transactions.

Noninterest Expense

	Three Months Ended			% Change June 30, 2024 vs.
	June 30, 2024	March 31, 2024	June 30, 2023	March 31, 2024	June 30, 2023
	(Dollars in thousands)

Salaries and employee benefits	$6,112	$6,231	$7,863	(1.9)%	(22.3)%
Equipment and occupancy expenses	667	689	694	(3.2)%	(3.9)%
Data processing fees	686	643	646	6.7%	6.2%
Regulatory assessments	375	360	180	4.2%	108.3%
Professional fees related to ERC	—	—	1,243	N/A	N/A
Other operating expenses	3,571	2,452	2,806	45.6%	27.3%
Total noninterest expenses	$11,411	$10,375	$13,432	10.0%	(15.0)%

Noninterest expense for the second quarter of 2024 was $11.4 million, an increase of 10.0% from $10.4 million in the first quarter of 2024. The second quarter of 2024 included a $1.2 million wire fraud loss. This was not a systematic issue with systems, only a procedural incident. The increase was partially offset by a reduction in salaries and benefits during the second quarter of 2024, substantially due to higher payroll taxes and 401k matching brought about by incentive expense paid during the first quarter of 2024.

Relative to the second quarter of 2023, noninterest expense decreased 15.0% from $13.4 million. The decrease was primarily attributable to a decrease in salaries and benefits, substantially as a result of one-time retirement-related expenses of $1.6 million paid to our former CEO in May 2023 and professional fees paid to a third party during the second quarter of 2023 related to ERC, which were subsequently refunded during the third quarter of 2023. These decreases were significantly offset by the wire fraud loss the Company incurred during the second quarter of 2024. As previously mentioned, this was not a systematic issue with systems, only a procedural incident.

Loans and Credit Quality

	Three Months Ended			% Change June 30, 2024 vs.
	June 30, 2024	March 31, 2024	June 30, 2023	March 31, 2024	June 30, 2023
	(Dollars in thousands)

Gross loans	$2,021,877	$1,971,396	$1,722,278	2.6%	17.4%
Unearned income	(6,443)	(6,247)	(5,766)	3.1%	11.7%
Loans, net of unearned income (“Loans”)	2,015,434	1,965,149	1,716,512	2.6%	17.4%
Average loans, net of unearned (“Average loans”)	$1,987,533	$1,916,288	$1,676,816	3.7%	18.5%

Nonperforming loans (“NPL”)	$3,784	$3,446	$1,010	9.8%	274.7%
Provision for credit losses	$1,067	$1,236	$1,557	(13.7)%	(31.5)%
Allowance for credit losses (“ACL”)	$25,828	$25,144	$21,385	2.7%	20.8%
Net charge-offs	$383	$470	$27	(18.5)%	1318.5%
NPL to gross loans	0.19%	0.17%	0.06%
Net charge-offs to average loans(1)	0.08%	0.10%	0.01%
ACL to loans	1.28%	1.28%	1.25%

(1) Ratio is annualized.

Loans, net of unearned income, were $2.0 billion at June 30, 2024, up $50.3 million from March 31, 2024 and up $298.9 million from June 30, 2023. The linked-quarter and year-over-year increases in loans were primarily attributable to new business growth across our footprint.

Nonperforming loans totaled $3.8 million, or 0.19% of gross loans, at June 30, 2024, compared with $3.4 million, or 0.17% of gross loans, at March 31, 2024, and $1.0 million, or 0.06% of gross loans, at June 30, 2023. The $338,000 net increase in nonperforming loans in the second quarter of 2024 was primarily attributable to a commercial and industrial loan that was added to nonaccrual status and partially offset by a commercial and industrial loan that was charged-off. The $2.8 million net increase in nonperforming loans from June 30, 2023, was primarily attributable to a significant commercial real estate loan and two commercial and industrial loans that were added to nonaccrual status.

The Company recorded a provision for credit losses of $1.1 million for the second quarter of 2024, compared to $1.2 million for the first quarter of 2024. Provision in the second quarter of 2024 was based primarily on loan growth along with qualitative economic factors and individually analyzed loans.

Net charge-offs for the second quarter of 2024 were $383,000, or 0.08% of average loans on an annualized basis, compared to net charge-offs of $470,000, or 0.10% of average loans on an annualized basis, for the first quarter of 2024, and net charge-offs of $27,000, or 0.01% of average loans on an annualized basis, for the second quarter of 2023. The charge-offs recorded during the the first and second quarters of 2024 were substantially related to the charge-off of approximately 70% of a purchased pool of consumer loans, as the borrower has filed for bankruptcy. This was a conservative approach based on uncertainty.

The Company’s allowance for credit losses was 1.28% of total loans and 682.56% of nonperforming loans at June 30, 2024, compared with 1.28% of total loans and 729.66% of nonperforming loans at March 31, 2024. Allowance for credit losses on unfunded commitments was $1.2 million at June 30, 2024.

Deposits

	Three Months Ended			% Change June 30, 2024 vs.
	June 30, 2024	March 31, 2024	June 30, 2023	March 31, 2024	June 30, 2023
	(Dollars in thousands)

Noninterest-bearing deposits	$416,068	$416,704	$449,433	(0.2)%	(7.4)%
Interest-bearing deposits	1,759,610	1,693,094	1,474,478	3.9%	19.3%
Total deposits	$2,175,678	$2,109,798	$1,923,911	3.1%	13.1%

Uninsured deposits	$645,283	$610,122	$553,084	5.8%	16.7%
Uninsured deposits to total deposits	29.66%	28.92%	28.75%
Noninterest deposits to total deposits	19.12%	19.75%	23.36%

Total deposits were $2.2 billion at June 30, 2024, up from $2.1 billion at March 31, 2024 and $1.9 billion at June 30, 2023. The $65.9 million increase in total deposits in the second quarter was primarily due to an increase of $66.5 million in interest-bearing deposits, which included a $2.7 million decrease in brokered deposits, partially offset by a $636,000 decrease in noninterest-bearing deposits. Total brokered deposits were $288.3 million at June 30, 2024, compared to 291.0 million at March 31, 2024.

Capital

	June 30, 2024		March 31, 2024		June 30, 2023
	Company	Bank	Company	Bank	Company	Bank

Tier 1 capital ratio to average assets	8.72%	11.52%	8.79%	11.67%	8.70%	11.82%
Risk-based capital ratios:
Common equity tier 1 (“CET1”) capital ratio	9.54%	12.61%	9.39%	12.47%	9.11%	12.37%
Tier 1 capital ratio	9.54%	12.61%	9.39%	12.47%	9.11%	12.37%
Total capital ratio	14.50%	13.77%	14.42%	13.63%	14.42%	13.47%

As of June 30, 2024, total stockholders’ equity was $230.6 million, up from $222.9 million at March 31, 2024. The increase of $7.7 million was substantially due to earnings growth.

About Southern States Bancshares, Inc.
Headquartered in Anniston, Alabama, Southern States Bancshares, Inc. is a bank holding company that operates primarily through its wholly-owned subsidiary, Southern States Bank. The Bank is a full service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. The Bank operates 13 branches in Alabama and Georgia and two loan production offices in Atlanta.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which reflect our current expectations and beliefs with respect to, among other things, future events and our financial performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. This may be especially true given recent events and trends in the banking industry and the inflationary environment. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the dates made, we cannot give any assurance that such expectations will prove correct and actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 under the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

These statements are often, but not always, made through the use of words or phrases such as “may,” “can,” “should,” “could,” “to be,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “likely,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “target,” “project,” “would” and “outlook,” or the negative version of those words or other similar words or phrases of a future or forward-looking nature. Forward-looking statements appear in a number of places in this press release and may include statements about our acquisition of Century Bank of Georgia, business strategy and prospects for growth, operations, ability to pay dividends, competition, regulation and general economic conditions.

Contact Information

Lynn Joyce	Margaret Boyce
(205) 820-8065	(310) 622-8247
ljoyce@ssbank.bank	ssbankir@finprofiles.com

SELECT FINANCIAL DATA
(Dollars in thousands, except share and per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Results of Operations
Interest income	$41,007	$38,736	$32,185	$79,743	$60,884
Interest expense	19,428	17,897	12,753	37,325	21,906
Net interest income	21,579	20,839	19,432	42,418	38,978
Provision for credit losses	1,067	1,236	1,557	2,303	2,738
Net interest income after provision	20,512	19,603	17,875	40,115	36,240
Noninterest income	1,368	1,268	6,862	2,636	8,648
Noninterest expense	11,411	10,375	13,432	21,786	23,590
Income tax expense	2,271	2,377	2,549	4,648	4,871
Net income	$8,198	$8,119	$8,756	$16,317	$16,427
Core net income(1)	$9,058	$8,128	$7,058	$17,186	$14,339

Share and Per Share Data
Shares issued and outstanding	8,908,130	8,894,794	8,738,814	8,908,130	8,738,814
Weighted average shares outstanding:
Basic	8,957,608	8,913,477	8,763,635	8,935,542	8,763,046
Diluted	9,070,568	9,043,122	8,950,847	9,062,548	9,001,600
Earnings per share:
Basic	$0.91	$0.91	$1.00	$1.82	$1.87
Diluted	0.90	0.90	0.98	1.80	1.82
Core - diluted(1)	1.00	0.90	0.79	1.90	1.59
Book value per share	25.88	25.06	22.57	25.88	22.57
Tangible book value per share(1)	23.91	23.07	20.52	23.91	20.52
Cash dividends per common share	0.09	0.09	0.09	0.18	0.18

Performance and Financial Ratios
ROAA	1.29%	1.33%	1.60%	1.31%	1.56%
ROAE	14.55%	14.87%	18.15%	14.71%	17.43%
Core ROAA(1)	1.43%	1.34%	1.29%	1.38%	1.36%
ROATCE(1)	15.79%	16.17%	20.01%	15.98%	19.25%
Core ROATCE(1)	17.44%	16.19%	16.13%	16.83%	16.80%
NIM	3.56%	3.59%	3.73%	3.57%	3.89%
NIM - FTE(1)	3.57%	3.60%	3.74%	3.58%	3.90%
Net interest spread	2.59%	2.63%	2.86%	2.60%	3.08%
Yield on loans	7.17%	7.06%	6.61%	7.11%	6.50%
Yield on interest-earning assets	6.76%	6.67%	6.17%	6.71%	6.08%
Cost of interest-bearing liabilities	4.17%	4.04%	3.31%	4.11%	3.00%
Cost of funds(2)	3.41%	3.27%	2.58%	3.34%	2.31%
Cost of interest-bearing deposits	4.07%	3.92%	3.12%	4.00%	2.79%
Cost of total deposits	3.27%	3.12%	2.38%	3.20%	2.11%
Noninterest deposits to total deposits	19.12%	19.75%	23.36%	19.12%	23.36%
Core deposits to total deposits	81.78%	81.45%	86.43%	81.78%	86.43%
Uninsured deposits to total deposits	29.66%	28.92%	28.75%	29.66%	28.75%
Total loans to total deposits	92.63%	93.14%	89.22%	92.63%	89.22%
Efficiency ratio	49.78%	46.90%	51.00%	48.36%	50.02%
Core efficiency ratio(1)	44.75%	46.90%	49.96%	45.81%	49.38%

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2) Includes total interest-bearing liabilities and noninterest deposits.

SELECT FINANCIAL DATA
(Dollars in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Financial Condition (ending)
Total loans	$2,015,434	$1,965,149	$1,716,512	$2,015,434	$1,716,512
Total securities	204,131	197,006	182,717	204,131	182,717
Total assets	2,572,011	2,510,975	2,277,803	2,572,011	2,277,803
Total noninterest-bearing deposits	416,068	416,704	449,433	416,068	449,433
Total core deposits(1)	1,779,253	1,718,333	1,662,855	1,779,253	1,662,855
Total deposits	2,175,678	2,109,798	1,923,911	2,175,678	1,923,911
Total borrowings	136,873	146,773	131,472	136,873	131,472
Total liabilities	2,341,430	2,288,094	2,080,553	2,341,430	2,080,553
Total shareholders’ equity	230,581	222,881	197,250	230,581	197,250

Financial Condition (average)
Total loans	$1,987,533	$1,916,288	$1,676,816	$1,951,910	$1,643,376
Total securities	210,678	208,954	196,731	209,816	194,552
Total other interest-earning assets	242,214	211,127	218,451	226,671	182,447
Total interest-earning assets	2,440,425	2,336,369	2,091,998	2,388,397	2,020,375
Total assets	2,553,010	2,447,278	2,200,843	2,500,144	2,129,328
Total noninterest-bearing deposits	420,885	416,141	438,987	418,513	438,862
Total interest-bearing deposits	1,729,682	1,633,307	1,412,047	1,681,494	1,356,648
Total deposits	2,150,567	2,049,448	1,851,034	2,100,007	1,795,510
Total borrowings	143,189	148,771	131,411	145,980	118,229
Total interest-bearing liabilities	1,872,871	1,782,078	1,543,458	1,827,474	1,474,877
Total shareholders’ equity	226,527	219,622	193,516	223,075	190,096

Asset Quality
Nonperforming loans	$3,784	$3,446	$1,010	$3,784	$1,010
Other real estate owned (“OREO”)	$33	$33	$2,870	$33	$2,870
Nonperforming assets (“NPA”)	$3,817	$3,479	$3,880	$3,817	$3,880
Net charge-offs to average loans(2)	0.08%	0.10%	0.01%	0.09%	0.03%
Provision for credit losses to average loans(2)	0.22%	0.26%	0.37%	0.24%	0.34%
ACL to loans	1.28%	1.28%	1.25%	1.28%	1.25%
ACL to gross loans	1.28%	1.28%	1.24%	1.28%	1.24%
ACL to NPL	682.56%	729.66%	2117.33%	682.56%	2117.33%
NPL to loans	0.19%	0.18%	0.06%	0.19%	0.06%
NPL to gross loans	0.19%	0.17%	0.06%	0.19%	0.06%
NPA to gross loans and OREO	0.19%	0.18%	0.22%	0.19%	0.22%
NPA to total assets	0.15%	0.14%	0.17%	0.15%	0.17%

Regulatory and Other Capital Ratios
Total shareholders’ equity to total assets	8.97%	8.88%	8.66%	8.97%	8.66%
Tangible common equity to tangible assets(3)	8.34%	8.23%	7.94%	8.34%	7.94%
Tier 1 capital ratio to average assets	8.72%	8.79%	8.70%	8.72%	8.70%
Risk-based capital ratios:
CET1 capital ratio	9.54%	9.39%	9.11%	9.54%	9.11%
Tier 1 capital ratio	9.54%	9.39%	9.11%	9.54%	9.11%
Total capital ratio	14.50%	14.42%	14.42%	14.50%	14.42%

(1) We define core deposits as total deposits excluding brokered deposits and time deposits greater than $250,000.
(2) Ratio is annualized.
(3) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)

Assets
Cash and due from banks	$21,598	$20,470	$19,710	$21,299
Interest-bearing deposits in banks	140,440	129,917	134,846	159,818
Federal funds sold	76,334	86,736	96,095	84,812
Total cash and cash equivalents	238,372	237,123	250,651	265,929

Securities available for sale, at fair value	184,510	177,379	179,000	163,075
Securities held to maturity, at amortized cost	19,621	19,627	19,632	19,642
Other equity securities, at fair value	3,658	3,638	3,649	3,762
Restricted equity securities, at cost	4,633	5,108	5,684	3,862
Loans held for sale	1,716	425	450	1,589

Loans, net of unearned income	2,015,434	1,965,149	1,884,508	1,716,512
Less allowance for credit losses	25,828	25,144	24,378	21,385
Loans, net	1,989,606	1,940,005	1,860,130	1,695,127

Premises and equipment, net	26,192	26,262	26,426	26,957
Accrued interest receivable	9,654	9,561	8,711	7,372
Bank owned life insurance	33,000	30,075	29,884	29,521
Annuities	15,918	15,939	15,036	15,359
Foreclosed assets	33	33	33	2,870
Goodwill	16,862	16,862	16,862	16,862
Core deposit intangible	735	817	899	1,062
Other assets	27,501	28,121	29,616	24,814

Total assets	$2,572,011	$2,510,975	$2,446,663	$2,277,803

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$416,068	$416,704	$437,959	$449,433
Interest-bearing	1,759,610	1,693,094	1,580,230	1,474,478
Total deposits	2,175,678	2,109,798	2,018,189	1,923,911

Other borrowings	8,000	7,997	26,994	(13)
FHLB advances	42,000	52,000	70,000	45,000
Subordinated notes	86,873	86,776	86,679	86,485
Accrued interest payable	2,024	1,805	1,519	1,063
Other liabilities	26,855	29,718	28,318	24,107

Total liabilities	2,341,430	2,288,094	2,231,699	2,080,553

Stockholders' equity:
Common stock	44,813	44,746	44,479	43,831
Capital surplus	79,248	79,282	78,361	77,101
Retained earnings	117,233	109,838	102,523	88,603
Accumulated other comprehensive loss	(8,333)	(8,401)	(8,379)	(10,799)
Unvested restricted stock	(826)	(1,030)	(466)	(709)
Vested restricted stock units	(1,554)	(1,554)	(1,554)	(777)

Total stockholders' equity	230,581	222,881	214,964	197,250

Total liabilities and stockholders' equity	$2,572,011	$2,510,975	$2,446,663	$2,277,803

CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans, including fees	$35,421	$33,628	$27,630	$69,049	$52,965
Taxable securities	2,039	1,981	1,641	4,020	3,024
Nontaxable securities	231	229	228	460	519
Other interest and dividends	3,316	2,898	2,686	6,214	4,376
Total interest income	41,007	38,736	32,185	79,743	60,884

Interest expense:
Deposits	17,511	15,906	10,998	33,417	18,766
Other borrowings	1,917	1,991	1,755	3,908	3,140
Total interest expense	19,428	17,897	12,753	37,325	21,906

Net interest income	21,579	20,839	19,432	42,418	38,978
Provision for credit losses	1,067	1,236	1,557	2,303	2,738
Net interest income after provision for credit losses	20,512	19,603	17,875	40,115	36,240

Noninterest income:
Service charges on deposit accounts	462	463	456	925	906
Swap fees	4	15	173	19	169
SBA/USDA fees	58	64	66	122	200
Mortgage origination fees	92	96	188	188	288
Net gain (loss) on securities	20	(12)	(45)	8	469
Employee retention credit and related revenue	—	—	5,100	—	5,100
Other operating income	732	642	924	1,374	1,516
Total noninterest income	1,368	1,268	6,862	2,636	8,648

Noninterest expenses:
Salaries and employee benefits	6,112	6,231	7,863	12,343	14,174
Equipment and occupancy expenses	667	689	694	1,356	1,377
Data processing fees	686	643	646	1,329	1,239
Regulatory assessments	375	360	180	735	522
Professional fees related to ERC	—	—	1,243	—	1,243
Other operating expenses	3,571	2,452	2,806	6,023	5,035
Total noninterest expenses	11,411	10,375	13,432	21,786	23,590

Income before income taxes	10,469	10,496	11,305	20,965	21,298

Income tax expense	2,271	2,377	2,549	4,648	4,871

Net income	$8,198	$8,119	$8,756	$16,317	$16,427

Basic earnings per share	$0.91	$0.91	$1.00	$1.82	$1.87

Diluted earnings per share	$0.90	$0.90	$0.98	$1.80	$1.82

AVERAGE BALANCE SHEET AND NET INTEREST MARGIN
(Dollars in thousands)

	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans, net of unearned income(1)	$1,987,533	$35,421	7.17%	$1,916,288	$33,628	7.06%	$1,676,816	$27,630	6.61%
Taxable securities	165,141	2,039	4.97%	163,586	1,981	4.87%	151,107	1,641	4.36%
Nontaxable securities	45,537	231	2.04%	45,368	229	2.03%	45,624	228	2.00%
Other interest-earnings assets	242,214	3,316	5.51%	211,127	2,898	5.52%	218,451	2,686	4.93%
Total interest-earning assets	$2,440,425	$41,007	6.76%	$2,336,369	$38,736	6.67%	$2,091,998	$32,185	6.17%
Allowance for credit losses	(25,332)			(24,313)			(20,154)
Noninterest-earning assets	137,917			135,222			128,999
Total Assets	$2,553,010			$2,447,278			$2,200,843

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing transaction accounts	85,976	21	0.10%	85,858	26	0.12%	92,245	20	0.09%
Savings and money market accounts	929,930	9,229	3.99%	902,361	8,804	3.92%	845,742	6,872	3.26%
Time deposits	713,776	8,261	4.65%	645,088	7,076	4.41%	474,060	4,106	3.47%
FHLB advances	48,374	596	4.96%	53,121	655	4.96%	45,000	529	4.72%
Other borrowings	94,815	1,321	5.60%	95,650	1,336	5.62%	86,411	1,226	5.69%
Total interest-bearing liabilities	$1,872,871	$19,428	4.17%	$1,782,078	$17,897	4.04%	$1,543,458	$12,753	3.31%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$420,885			$416,141			$438,987
Other liabilities	32,727			29,437			24,882
Total noninterest-bearing liabilities	$453,612			$445,578			$463,869
Stockholders’ Equity	226,527			219,622			193,516
Total Liabilities and Stockholders’ Equity	$2,553,010			$2,447,278			$2,200,843

Net interest income		$21,579			$20,839			$19,432
Net interest spread(2)			2.59%			2.63%			2.86%
Net interest margin(3)			3.56%			3.59%			3.73%
Net interest margin - FTE(4)(5)			3.57%			3.60%			3.74%
Cost of funds(6)			3.41%			3.27%			2.58%
Cost of interest-bearing deposits			4.07%			3.92%			3.12%
Cost of total deposits			3.27%			3.12%			2.38%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest-earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest-earning assets for the same period.
(4)Net interest margin - FTE is a ratio of fully-taxable equivalent net interest income to average interest-earning assets for the same period. It assumes a 24.0% tax rate.
(5)Refer to “Reconciliation of Non-GAAP Financial Measures”.
(6)Includes total interest-bearing liabilities and noninterest deposits.

AVERAGE BALANCE SHEET AND NET INTEREST MARGIN
(Dollars in thousands)

	Six Months Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans, net of unearned income(1)	$1,951,910	$69,049	7.11%	$1,643,376	$52,965	6.50%
Taxable securities	164,363	4,020	4.92%	145,344	3,024	4.20%
Nontaxable securities	45,453	460	2.04%	49,208	519	2.13%
Other interest-earnings assets	226,671	6,214	5.51%	182,447	4,376	4.84%
Total interest-earning assets	$2,388,397	$79,743	6.71%	$2,020,375	$60,884	6.08%
Allowance for credit losses	(24,822)			(20,315)
Noninterest-earning assets	136,569			129,268
Total Assets	$2,500,144			$2,129,328

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing transaction accounts	85,917	48	0.11%	93,093	40	0.09%
Savings and money market accounts	916,145	18,032	3.96%	825,982	11,911	2.91%
Time deposits	679,432	15,337	4.54%	437,573	6,815	3.14%
FHLB advances	50,747	1,251	4.96%	31,862	688	4.35%
Other borrowings	95,233	2,657	5.61%	86,367	2,452	5.73%
Total interest-bearing liabilities	$1,827,474	$37,325	4.11%	$1,474,877	$21,906	3.00%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$418,513			$438,862
Other liabilities	31,082			25,493
Total noninterest-bearing liabilities	$449,595			$464,355
Stockholders’ Equity	223,075			190,096
Total Liabilities and Stockholders’ Equity	$2,500,144			$2,129,328

Net interest income		$42,418			$38,978
Net interest spread(2)			2.60%			3.08%
Net interest margin(3)			3.57%			3.89%
Net interest margin - FTE(4)(5)			3.58%			3.90%
Cost of funds(6)			3.34%			2.31%
Cost of interest-bearing deposits			4.00%			2.79%
Cost of total deposits			3.20%			2.11%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest-earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest-earning assets for the same period.
(4)Net interest margin - FTE is a ratio of fully-taxable equivalent net interest income to average interest-earning assets for the same period. It assumes a 24.0% tax rate.
(5)Refer to “Reconciliation of Non-GAAP Financial Measures”.
(6)Includes total interest-bearing liabilities and noninterest deposits.

LOAN COMPOSITION
(Dollars in thousands)

	June 30, 2024		March 31, 2024		December 31, 2023		June 30, 2023
	Amount	% of gross	Amount	% of gross	Amount	% of gross	Amount	% of gross

Real estate mortgages:
Construction and development	$242,573	12.0%	$252,934	12.8%	$242,960	12.9%	$228,236	13.3%
Residential	249,498	12.3%	238,702	12.1%	224,603	11.9%	214,897	12.5%
Commercial	1,222,739	60.5%	1,182,634	60.0%	1,144,867	60.5%	1,011,815	58.7%
Commercial and industrial	297,501	14.7%	288,701	14.7%	269,961	14.3%	259,195	15.0%
Consumer and other	9,566	0.5%	8,425	0.4%	8,286	0.4%	8,135	0.5%
Gross loans	2,021,877	100.0%	1,971,396	100.0%	1,890,677	100.0%	1,722,278	100.0%
Unearned income	(6,443)		(6,247)		(6,169)		(5,766)
Loans, net of unearned income	2,015,434		1,965,149		1,884,508		1,716,512
Allowance for credit losses	(25,828)		(25,144)		(24,378)		(21,385)
Loans, net	$1,989,606		$1,940,005		$1,860,130		$1,695,127

DEPOSIT COMPOSITION
(Dollars in thousands)

	June 30, 2024		March 31, 2024		December 31, 2023		June 30, 2023
	Amount	% of total	Amount	% of total	Amount	% of total	Amount	% of total

Noninterest-bearing transaction	$416,068	19.1%	$416,704	19.7%	$437,959	21.7%	$449,433	23.3%
Interest-bearing transaction	1,006,687	46.3%	974,079	46.2%	946,347	46.9%	922,835	48.0%
Savings	32,527	1.5%	33,909	1.6%	35,412	1.7%	41,574	2.2%
Time deposits, $250,000 and under	612,299	28.1%	584,658	27.7%	500,406	24.8%	438,228	22.8%
Time deposits, over $250,000	108,097	5.0%	100,448	4.8%	98,065	4.9%	71,841	3.7%
Total deposits	$2,175,678	100.0%	$2,109,798	100.0%	$2,018,189	100.0%	$1,923,911	100.0%

Nonperforming Assets
(Dollars in thousands)

	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023

Nonaccrual loans	$3,784	$3,446	$1,017	$1,010
Past due loans 90 days or more and still accruing interest	—	—	160	—
Total nonperforming loans	3,784	3,446	1,177	1,010
OREO	33	33	33	2,870
Total nonperforming assets	$3,817	$3,479	$1,210	$3,880

Financial difficulty modification loans – nonaccrual(1)	647	675	907	724
Financial difficulty modification loans – accruing	1,093	1,283	1,095	1,328
Financial difficulty modification loans	$1,740	$1,958	$2,002	$2,052

Allowance for credit losses	$25,828	$25,144	$24,378	$21,385
Loans, net of unearned income at the end of the period	$2,015,434	$1,965,149	$1,884,508	$1,716,512
Gross loans outstanding at the end of period	$2,021,877	$1,971,396	$1,890,677	$1,722,278
Total assets	$2,572,011	$2,510,975	$2,446,663	$2,277,803
Allowance for credit losses to nonperforming loans	682.56%	729.66%	2071.20%	2117.33%
Nonperforming loans to loans, net of unearned income	0.19%	0.18%	0.06%	0.06%
Nonperforming loans to gross loans	0.19%	0.17%	0.06%	0.06%
Nonperforming assets to gross loans and OREO	0.19%	0.18%	0.06%	0.22%
Nonperforming assets to total assets	0.15%	0.14%	0.05%	0.17%

Nonaccrual loans by category:
Real estate mortgages:
Construction & Development	$—	$—	$—	$33
Residential Mortgages	393	246	252	297
Commercial Real Estate Mortgages	2,182	2,422	765	671
Commercial & Industrial	1,209	778	—	9
Consumer and other	—	—	—	—
Total	$3,784	$3,446	$1,017	$1,010

(1) Financial difficulty modifications loans are excluded from nonperforming loans unless they otherwise meet the definition of nonaccrual loans or are more than 90 days past due.

Allowance for Credit Losses
(Dollars in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Average loans, net of unearned income	$1,987,533	$1,916,288	$1,676,816	$1,951,910	$1,643,376
Loans, net of unearned income	2,015,434	1,965,149	1,716,512	2,015,434	1,716,512
Gross loans	2,021,877	1,971,396	1,722,278	2,021,877	1,722,278
Allowance for credit losses at beginning of the period	25,144	24,378	19,855	24,378	20,156
Impact of adoption of ASC 326	—	—	—	—	(1,285)
Charge-offs:
Construction and development	—	—	—	—	—
Residential	—	11	—	11	—
Commercial	11	27	—	38	—
Commercial and industrial	384	442	44	826	262
Consumer and other	10	15	—	25	6
Total charge-offs	405	495	44	900	268
Recoveries:
Construction and development	—	—	—	—	—
Residential	6	8	17	14	28
Commercial	—	—	—	—	—
Commercial and industrial	15	16	—	31	14
Consumer and other	1	1	—	2	2
Total recoveries	22	25	17	47	44
Net charge-offs	$383	$470	$27	$853	$224

Provision for credit losses	$1,067	$1,236	$1,557	$2,303	$2,738
Balance at end of the period	$25,828	$25,144	$21,385	$25,828	$21,385

Allowance for credit losses on unfunded commitments at beginning of the period	$1,288	$1,239	$1,285	$1,239	$—
Impact of adoption of ASC 326	—	—	—	—	1,285
(Credit) provision for credit losses on unfunded commitments	(82)	49	210	(33)	210
Balance at the end of the period	$1,206	$1,288	$1,495	$1,206	$1,495

Allowance to loans, net of unearned income	1.28%	1.28%	1.25%	1.28%	1.25%
Allowance to gross loans	1.28%	1.28%	1.24%	1.28%	1.24%
Net charge-offs to average loans, net of unearned income(1)	0.08%	0.10%	0.01%	0.09%	0.03%
Provision for credit losses to average loans, net of unearned income(1)	0.22%	0.26%	0.37%	0.24%	0.34%
(1) Ratio is annualized.

Reconciliation of Non-GAAP Financial Measures
Noninterest Expense
In addition to reporting GAAP results, the Company reports non-GAAP financial measures in this earnings release and other disclosures. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

The following table provides a reconciliation of the non-GAAP financial measures to their most directly comparable financial measure presented in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except share and per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Net income	$8,198	$8,119	$8,756	$16,317	$16,427
Add: One-time retirement related expenses	—	—	1,571	—	1,571
Add: Professional fees related to ERC	—	—	1,243	—	1,243
Add: Wire fraud loss	1,155	—	—	1,155	—
Add: Net OREO (gain) loss	(3)	—	7	(3)	7
Less: Employee retention related revenue	—	—	5,100	—	5,100
Less: Net gain (loss) on securities	20	(12)	(45)	8	469
Less: Tax effect	272	3	(536)	275	(660)
Core net income	$9,058	$8,128	$7,058	$17,186	$14,339
Average assets	$2,553,010	$2,447,278	$2,200,843	$2,500,144	$2,129,328
Core return on average assets	1.43%	1.34%	1.29%	1.38%	1.36%

Net income	$8,198	$8,119	$8,756	$16,317	$16,427
Add: One-time retirement related expenses	—	—	1,571	—	1,571
Add: Professional fees related to ERC	—	—	1,243	—	1,243
Add: Wire fraud loss	1,155	—	—	1,155	—
Add: Net OREO (gain) loss	(3)	—	7	(3)	7
Add: Provision	1,067	1,236	1,557	2,303	2,738
Less: Employee retention related revenue	—	—	5,100	—	5,100
Less: Net gain (loss) on securities	20	(12)	(45)	8	469
Add: Income taxes	2,271	2,377	2,549	4,648	4,871
Pretax pre-provision core net income	$12,668	$11,744	$10,628	$24,412	$21,288
Average assets	$2,553,010	$2,447,278	$2,200,843	$2,500,144	$2,129,328
Pretax pre-provision core return on average assets	2.00%	1.93%	1.94%	1.96%	2.02%

Net interest income	$21,579	$20,839	$19,432	$42,418	$38,978
Add: Fully-taxable equivalent adjustments(1)	73	73	65	146	143
Net interest income - FTE	$21,652	$20,912	$19,497	$42,564	$39,121

Net interest margin	3.56%	3.59%	3.73%	3.57%	3.89%
Effect of fully-taxable equivalent adjustments(1)	0.01%	0.01%	0.01%	0.01%	0.01%
Net interest margin - FTE	3.57%	3.60%	3.74%	3.58%	3.90%

Total stockholders' equity	$230,581	$222,881	$197,250	$230,581	$197,250
Less: Intangible assets	17,597	17,679	17,924	17,597	17,924
Tangible common equity	$212,984	$205,202	$179,326	$212,984	$179,326

(1) Assumes a 24.0% tax rate.

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except share and per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Core net income	$9,058	$8,128	$7,058	$17,186	$14,339
Diluted weighted average shares outstanding	9,070,568	9,043,122	8,950,847	9,062,548	9,001,600
Diluted core earnings per share	$1.00	$0.90	$0.79	$1.90	$1.59

Common shares outstanding at year or period end	8,908,130	8,894,794	8,738,814	8,908,130	8,738,814
Tangible book value per share	$23.91	$23.07	$20.52	$23.91	$20.52

Total assets at end of period	$2,572,011	$2,510,975	$2,277,803	$2,572,011	$2,277,803
Less: Intangible assets	17,597	17,679	17,924	17,597	17,924
Adjusted assets at end of period	$2,554,414	$2,493,296	$2,259,879	$2,554,414	$2,259,879
Tangible common equity to tangible assets	8.34%	8.23%	7.94%	8.34%	7.94%

Total average shareholders equity	$226,527	$219,622	$193,516	$223,075	$190,096
Less: Average intangible assets	17,646	17,730	17,974	17,688	18,014
Average tangible common equity	$208,881	$201,892	$175,542	$205,387	$172,082
Net income to common shareholders	$8,198	$8,119	$8,756	$16,317	$16,427
Return on average tangible common equity	15.79%	16.17%	20.01%	15.98%	19.25%
Average tangible common equity	$208,881	$201,892	$175,542	$205,387	$172,082
Core net income	$9,058	$8,128	$7,058	$17,186	$14,339
Core return on average tangible common equity	17.44%	16.19%	16.13%	16.83%	16.80%

Net interest income	$21,579	$20,839	$19,432	$42,418	$38,978
Add: Noninterest income	1,368	1,268	6,862	2,636	8,648
Less: Employee retention related revenue	—	—	5,100	—	5,100
Less: Net gain (loss) on securities	20	(12)	(45)	8	469
Operating revenue	$22,927	$22,119	$21,239	$45,046	$42,057

Expenses:
Total noninterest expense	$11,411	$10,375	$13,432	$21,786	$23,590
Less: One-time retirement related expenses	—	—	1,571	—	1,571
Less: Professional fees related to ERC	—	—	1,243	—	1,243
Less: Wire fraud loss	1,155	—	—	1,155	—
Less: Net OREO (gain) loss	(3)	—	7	(3)	7
Adjusted noninterest expenses	$10,259	$10,375	$10,611	$20,634	$20,769
Core efficiency ratio	44.75%	46.90%	49.96%	45.81%	49.38%